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                                                                   Exhibit 99.01

Monday October 9, 12:08 pm Eastern Time

Press Release

Sylvan Learning Systems Completes Sale of Aspect

BALTIMORE--(BUSINESS WIRE)--Oct. 9, 2000--Sylvan Learning System, Inc. (NASDAQ:
SLVN - news) a leading provider of educational services, announced today that it
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has completed the previously announced sale of Aspect, one of Sylvan's English language instruction subsidiaries, for $22 million in cash to a management group backed by Warburg Pincus.

The operating results for Aspect prior to its disposition will be classified as Discontinued Operations in Sylvan's financial statements.

Wit Soundview Group, Inc. acted as the sole financial advisor to Sylvan Learning Systems, Inc. on this transaction.

About Sylvan Learning Systems:
Sylvan Learning Systems, Inc. (www.sylvan.net) is the leading provider of
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educational services to families, schools and industry. The Sylvan Learning
Centers and Educational Solutions divisions provide personalized instruction services to K-12 students through direct consumer relationships and under contract to school systems.

Sylvan provides courses to adult students throughout the world in the areas of English language, Teacher Training and accredited University offerings through the Wall Street Institute, Canter and Sylvan Universities subsidiaries.

This release may include information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.

Factors that could cause or contribute to such differences include those matters disclosed in the Company's Security and Exchange Commission filings.

Contact:
     Sylvan Learning System, Inc.
     Sean Creamer, V.P. Corporate Finance, 410/843-8991
        or
     Chris Symanoskie, Investor Relations Manager
     410/843-6394